TO BE EFFECTIVE MAY 31, 2002
                     AMENDMENT TO ARTICLES OF INCORPORATION
                                    OF
                     STRONG HERITAGE RESERVE SERIES, INC.

         The undersigned Secretary of Strong Heritage Reserve Series, Inc. ("Corporation"), hereby certifies that, in accordance with Section 180.1003 of the Wisconsin Statutes, the following amendment was duly adopted by the Board of Directors of the Corporation on February 1, 2002, and approved by its shareholders on May 3, 2002 in order to terminate the outstanding shares of the Strong Investors Money Fund in connection with a reorganization effected pursuant to the terms of the Agreement and Plan of Reorganization between the Corporation and the Strong Money Market Fund, Inc., attached hereto as Exhibit A ("Agreement").

               "1. Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

               `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


         CLASS                                       SERIES            AUTHORIZED NUMBER OF SHARES


         Strong Heritage Money Fund                  Investor                   Indefinite
                                                     Advisor                    Indefinite
                                                     Institutional              Indefinite'"


               2.   Article  IV  of  the  Amended  and   Restated   Articles  of
          Incorporation is hereby amended by adding a new paragraph, labeled Paragraph J, and inserting the following language:

         "J. On the Closing Date (as defined in the Agreement), each outstanding share of Common Stock of the Strong Investors Money Fund shall be deemed canceled and restored to the status of authorized but unissued shares, and shall be automatically converted into the right to receive Strong Money Market Fund shares in accordance with the terms of the Agreement. Certificates representing shares of the Strong Investors Money Fund shall be surrendered at the time and in the manner set forth in the Agreement. Any such certificates that remain outstanding on the Closing Date shall be deemed to be automatically canceled, and shares represented by such certificates shall be restored to the status of authorized but unissued shares, and shall be automatically converted as noted above."

                  Executed in duplicate this 28th day of May, 2002.


                                       STRONG HERITAGE RESERVE SERIES, INC.


                                        By:  /s/ Richard W. Smirl
                                          __________________________
                                           Richard W. Smirl
                                           Vice President and Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

                             EXHIBIT A

                 AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of March 1, 2002 ("Agreement"), by and between Strong Heritage Reserve Series, Inc., a Wisconsin corporation ("Selling Corporation"), on behalf of its series, the Strong Investors Money Fund ("Selling Fund"), and Strong Money Market Fund, Inc., a Wisconsin corporation ("Acquiring Corporation"), on behalf of its series, the Strong Money Market Fund ("Acquiring Fund"). The Selling Fund and the Acquiring Fund are sometimes referred to collectively as the "Funds" and individually as a "Fund."

                             PRELIMINARY STATEMENTS

     A. The Selling Corporation and the Acquiring Corporation (individually, "Corporation") are each open-end management investment companies registered under the Investment Company Act of 1940 ("1940 Act").

     B. The Board of Directors of each Corporation has determined that the Reorganization (as defined below) is in the best interest of each Fund and that the interests of the existing shareholders of each Fund would not be diluted as a result of the Reorganization.

     C. This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Code").

                                   AGREEMENTS

         The parties to this Agreement covenant and agree as follows:

A.       PLAN OF REORGANIZATION.

               1. REORGANIZATION. At the Effective Time (as defined below), the Selling Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title to the assets, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and assign all liabilities to the Acquiring Fund. The Acquiring Fund shall acquire all these assets, and shall assume all these liabilities of the Selling Fund, in exchange for the issuance of shares (both full and fractional) of the Acquiring Fund to the shareholders of the Selling Fund, equivalent in value to the shares of the Selling Fund outstanding immediately prior to the Effective Time. These transactions are collectively referred to as the "Reorganization." The shares of the Acquiring Fund that are issued in exchange for the assets of the Selling Fund are referred to as the "Acquiring Fund Shares," and the shares of the Selling Fund that are held by the holders of such shares at the Effective Time are referred to as the "Selling Fund Shares." The assets and stated liabilities of the Selling Fund shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Selling Fund, to the extent that they exist at or after the Effective Time, shall after the Effective Time, attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund. If the Selling Fund is unable to make delivery of any of its portfolio securities pursuant to this Section to the Acquiring Fund because any of such securities purchased by the Selling Fund have not yet been delivered to it by the Selling Fund's broker or brokers, then, in lieu of such delivery, the Selling Fund shall deliver to the Acquiring Fund, with respect to these securities, executed copies of an agreement of assignment and due bills executed on behalf of the broker or brokers, together with any other documents as may be required by the Acquiring Fund, including brokers' confirmation slips.

               2. TRANSFER OF ASSETS. The assets of the Selling Fund to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), goodwill and intangible property, and deferred or prepaid expenses as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Selling Fund and other property owned by the Selling Fund at the Effective Time.

               3. LIQUIDATION AND DIVIDENDS. At the Effective Time, the Selling Fund will liquidate. However, each Selling Fund shareholder shall have the right to receive any dividends or other distributions that were declared prior to the Effective Time, but unpaid at that time, with respect to the Selling Fund Shares that are held by such Selling Fund shareholders at the Effective Time. Contemporaneous with the liquidation of the Selling Fund, each shareholder of the Selling Fund will be issued a number of Acquiring Fund Shares equal in value to the Selling Fund Shares held by that shareholder. This liquidation will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of record of the Selling Fund and representing the respective number of Acquiring Fund Shares due that shareholder. All issued and outstanding shares of the Selling Fund shall simultaneously be cancelled on the books of the Selling Fund. The Acquiring Fund shall not be required to issue certificates representing Acquiring Fund Shares in connection with such exchange. An amendment to the Articles of Incorporation of the Selling Corporation in a form not materially different from that attached as Annex 1 to this Agreement ("Articles Amendment") shall be filed to eliminate the shares constituting the Selling Fund as a class of the Selling Corporation's common stock.

               4. CERTIFICATES. Any Selling Fund shareholders holding certificates representing their ownership of shares of the Selling Fund may be requested to surrender such certificates or deliver an affidavit with respect to lost certificates, in such form as the Selling Fund may require prior to the Closing Date. On the Closing Date, the Selling Fund certificates that remain outstanding shall be deemed to be canceled. The Selling Corporation's transfer books with respect to the Selling Fund's shares shall be closed permanently as of the close of business on the day immediately prior to the Closing Date. All unsurrendered Selling Fund certificates shall no longer evidence ownership of common stock of the Selling Fund and shall be deemed for all corporate purposes to evidence ownership of the number of Acquiring Fund Shares into which the Selling Fund shares were effectively converted. Unless and until any such certificate has been surrendered or an affidavit with respect to lost certificates has been delivered to the Acquiring Fund, dividends and other distributions payable by the Acquiring Fund subsequent to the Closing Date with respect to such Acquiring Fund Shares shall be paid to the holder of such certificate(s), but such shareholders may not be allowed to redeem or transfer Acquiring Fund Shares received in the Reorganization with respect to unsurrendered Selling Fund share certificates.

     B. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND. The Acquiring Fund represents and warrants to the Selling Fund as follows:

               1. SHARES TO BE ISSUED UPON REORGANIZATION. The Acquiring Fund Shares to be issued in connection with the Reorganization (i) have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes and (ii) will be duly registered in conformity with applicable federal and state securities laws, and no shareholder of the Acquiring Fund shall have any option, warrant, or preemptive right of subscription or purchase with respect to the Acquiring Fund's Shares.

               2. LIABILITIES. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Fund's statement of assets and liabilities, if any, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Selling Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Fund.

               3. LITIGATION. Except as previously disclosed to the Selling Fund, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated by this Agreement.

               4. TAXES. As of the Effective Time, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of these returns.

               5. FEES AND EXPENSES. As of the Effective Time, there are no brokers or finders entitled to receive any payments in connection with the transactions for which this Agreement provides.

     C. REPRESENTATIONS AND WARRANTIES OF THE SELLING FUND. The Selling Fund represents and warrants to the Acquiring Fund as follows:

               1. MARKETABLE TITLE TO ASSETS. The Selling Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for these assets, the Acquiring Fund will have good and marketable title to the assets without restriction on the transfer of the assets free and clear of all liens, encumbrances and adverse claims.

               2. LIABILITIES. There are no liabilities of the Selling Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Selling Fund's Statement of Assets and Liabilities, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets or results of operations of the Selling Fund.

               3. LITIGATION. Except as previously disclosed to the Acquiring Fund, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Selling Fund, threatened which would materially adversely affect the Selling Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated by this Agreement.

               4. TAXES. As of the Effective Time, all federal and other tax returns and reports of the Selling Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Selling Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of those returns.

               5. FEES AND EXPENSES. As of the Effective Time, there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in this Agreement.

     D.  CONDITIONS   PRECEDENT  TO  OBLIGATIONS  OF  THE  ACQUIRING  FUND.  The
     obligations of the Acquiring Fund under this Agreement shall be subject to the following conditions:

               1. All representations and warranties of the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

               2. The Acquiring Corporation shall have received an opinion of Godfrey & Kahn, S.C., counsel to both Funds, regarding the transaction, in form reasonably satisfactory to the Acquiring Corporation, and dated as of the Effective Time, to the effect that:

                    (a)  the  Selling   Corporation   is  a   corporation   duly
                         organized, validly existing and in good standing under the laws of the State of Wisconsin;

                    (b) the shares of the Selling Fund issued and outstanding at the Effective Time are duly authorized and validly issued, fully paid and non-assessable by the Selling Fund, except to the extent provided in Section
                         180.0622(2)(b) of the Wisconsin Statutes, or any successor statute;

                    (c) this Agreement has been duly authorized, executed and delivered by the Selling Corporation, on behalf of the Selling Fund, and represents a valid and binding contract of the Selling Corporation, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification nor with respect to provisions of this Agreement intended to limit liability for particular matters to the Selling Fund and its assets;

                    (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Articles of Incorporation or Bylaws of the Selling Corporation or any material agreement known to such counsel to which the Selling Corporation, on behalf of the Selling Fund, is a party or by which it is bound;

                    (e) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), state securities laws, the 1940 Act and the rules and regulations under those statutes; and

                    (f) The Selling Corporation is registered as an investment company under the 1940 Act and such registration with the Securities and Exchange Commission ("SEC") as an investment company under the 1940 Act is in full force and effect.

     Such opinion: (a) shall state that while such counsel have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement or any amendment thereof or supplement thereto, they have generally reviewed and discussed certain information included therein with respect to the Selling Corporation and the Selling Fund with certain officers of the Selling Corporation and that in the course of such review and discussion no facts came to the attention of such counsel which caused them to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Selling Corporation and the Selling Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to the Selling Fund or the Selling Corporation contained or incorporated by reference in the Form N-14 Registration Statement; and (c) shall state that such opinion is solely for the benefit of the Acquiring Corporation and its Board of Directors and officers.

     In giving such opinion, Godfrey & Kahn, S.C. may rely upon officers' certificates and certificates of public officials.

               3. After giving effect to the transactions contemplated by this Agreement, the Acquiring Fund on the Closing Date will be in compliance with Rule 2a-7 under the 1940 Act.

     E. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND. The obligations of the Selling Fund under this Agreement shall be subject to the following conditions:

               1. All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

               2. The Selling Corporation shall have received an opinion of Godfrey & Kahn, S.C., counsel to both Funds, regarding the transaction, in form reasonably satisfactory to the Selling Corporation, and dated as of the Effective Time, to the effect that:

                    (a)  the  Acquiring   Corporation  is  a  corporation   duly
                         organized, validly existing and in good standing under the laws of the State of Wisconsin;

                    (b) the shares of the Acquiring Fund issued and outstanding at the Effective Time are duly authorized and validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor statute, and the Acquiring Fund Shares to be delivered to the Selling Fund, as provided for by this Agreement, are duly authorized and upon delivery pursuant to the terms of this Agreement, will be validly issued, fully paid, and non-assessable, except to the extent provided in
                         Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor statute, and no shareholder of the Acquiring Fund has any option, warrant or preemptive right to subscription or purchase in respect thereof based on a review of the Acquiring Corporation's Amended and Restated Articles of Incorporation and Bylaws and otherwise to such counsel's knowledge;

                    (c) the Board of Directors of the Acquiring Corporation has duly authorized the Acquiring Fund as a class of common stock of the Acquiring Corporation pursuant to the terms of the Amended and Restated Articles of Incorporation of the Acquiring Corporation;

                    (d) this Agreement has been duly authorized, executed and delivered by the Acquiring Corporation and represents a valid and binding contract of the Acquiring Corporation, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability related to or affecting creditors' rights and to general equity principles; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification nor with respect to provisions of this Agreement intended to limit liability for particular matters to the Acquiring Fund and its assets;

                    (e) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Articles of Incorporation or Bylaws of the Acquiring Corporation or any material agreement known to such counsel to which the Acquiring Corporation is a party or by which it is bound;

                    (f) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, state securities laws, the 1940 Act, and the rules and regulations under those statutes; and

                    (g) the Acquiring Corporation is registered as an investment company under the 1940 Act and such registration with the SEC as an investment company under the 1940 Act is in full force and effect.

          Such opinion: (a) shall state that while such counsel have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement relating to the Reorganization or any amendment thereof or supplement thereto, they have generally reviewed and discussed certain information included therein with respect to the Acquiring Fund and the Acquiring Corporation with certain officers of the Acquiring Corporation and that in the course of such review and discussion no facts came to the attention of such counsel which caused them to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Acquiring Corporation and the Acquiring Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or information relating to the Acquiring Corporation or the Acquiring Fund contained or incorporated by reference in the Form N-14 Registration Statement; and (c) shall state that such opinion is solely for the benefit of the Selling Corporation and its Board of Directors and officers.

          In giving such opinion, Godfrey & Kahn, S.C. may rely upon officers' certificates and certificates of public officials.

               3. After giving effect to the transactions contemplated by this Agreement, the Acquiring Fund on the Closing Date will be in compliance with Rule 2a-7 under the 1940 Act.

     F. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND AND THE ACQUIRING FUND. The obligations of the Selling Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions as of the Effective Time:

               1. Any authority from the SEC as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

               2. The Registration Statement on Form N-1A of the Acquiring Fund shall be effective under the 1933 Act, and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

               3. The Acquiring Fund has filed all documents and paid all fees required to permit its shares to be offered to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

               4. The Selling Fund and Acquiring Fund shall have received on or before the Effective Time an opinion of Morgan, Lewis & Bockius LLP satisfactory to the Selling Fund and the Acquiring Fund substantially to the effect that the Reorganization, as a tax-free reorganization within the meaning of Section 368(a)(1) of the Code, will have the following federal income tax consequences for Selling Fund shareholders, the Selling Fund, and the Acquiring Fund:

                    (a) No gain or loss will be recognized by the Selling Fund upon the transfer of its assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Fund's stated liabilities;

                    (b)  No gain or loss  will be  recognized  by the  Acquiring
                         Fund on its receipt of the Selling Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Fund's liabilities;

                    (c) The basis of the Selling Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Selling Fund's hands immediately before the Reorganization;

                    (d) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Selling Fund will include the holding period of those assets in the Selling Fund's hands immediately before the Reorganization;

                    (e) No gain or loss will be recognized by the Selling Fund on the distribution of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for Selling Fund Shares;

                    (f) No gain or loss will be recognized by the Selling Fund's shareholders as a result of the Selling Fund's distribution of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for the Selling Fund's shareholders' Selling Fund Shares;

                    (g) The basis of the Acquiring Fund Shares received by the Selling Fund's shareholders will be the same as the basis of that Selling Fund's shareholders' Selling Fund Shares surrendered in exchange therefor; and

                    (h) The holding period of the Acquiring Fund Shares received by the Selling Fund's shareholders will include the Selling Fund's shareholders' holding period for the Selling Fund's shareholders' Selling Fund Shares surrendered in exchange for the Acquiring Fund Shares, provided that the Selling Fund Shares were held as capital assets on the date of the Reorganization.

               5. This Agreement, the Reorganization, and the Articles Amendment contemplated by this Agreement shall have been approved by the shareholders of the Selling Fund, in the manner required under the Wisconsin Statutes.

               6. The Board of Directors of the Acquiring Corporation, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Selling Fund pursuant to the terms and provisions of this Agreement.

     G. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Selling Fund's assets for corresponding Acquiring Fund Shares shall be effective at 5:00 p.m., Central Time ("Effective Time") on May 31, 2002 ("Closing Date"), or at such other time and date as fixed by the mutual consent of the parties.

     H. TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated and abandoned with respect to the Acquiring Fund and/or the Selling Fund, without penalty, by resolution of the Board of Directors of the Acquiring Corporation or the Selling Corporation, respectively, or at the discretion of any duly authorized officer of either Corporation, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Agreement inadvisable. In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Fund, the Selling Fund, the Acquiring Corporation, or the Selling Corporation, or their respective Boards of Directors or officers.

     I. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; pROVIDED THAT, no amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Selling Fund's shareholders under this Agreement to the detriment of the Selling Fund's shareholders without their further approval. Furthermore, either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (this waiver must be in writing and authorized by the President, if any, or any Vice President of the waiving party with or without the approval of the party's shareholders).

     J. INDEMNIFICATION.

                    1. The  Acquiring  Fund  shall  indemnify,  defend  and hold harmless the Selling Fund, its directors, officers, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, arising from any breach by the Acquiring Fund of its representations, warranties, covenants or agreements set forth in this Agreement.

                    2. The  Selling  Fund,  with  respect to any claim  asserted prior to the Effective Time, shall indemnify, defend and hold harmless the Acquiring Fund, its directors, officers, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, arising from breach by the Selling Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     K. FEES AND EXPENSES. Each Fund shall be solely liable for its own expenses incurred in connection with entering into and carrying out the transactions contemplated by this Agreement, whether or not the transactions contemplated hereby are consummated.

     L. HEADINGS, COUNTERPARTS, ASSIGNMENT.

                    1. The  article and  paragraph  headings  contained  in this
               Agreement are for reference purposes only and are not intended to effect in any way the meaning or interpretation of this Agreement.

                    2.  This   Agreement  may  be  executed  in  any  number  of
               counterparts, each of which shall be deemed an original.

                    3. This  Agreement  shall be  binding  upon and inure to the benefit of the parties and their respective successors and assigns, but no assignment or transfer of any rights or obligations shall be made by any party without the written consent of the other party. Nothing in this Agreement expressed or implied is intended nor shall be construed to confer upon or give any person, firm or corporation (other than the parties and their respective successors and assigns) any rights or remedies under or by reason of this Agreement.

     M. ENTIRE AGREEMENT. The Acquiring Fund and Selling Fund agree that neither party has made any representation, warranty or covenant not set forth in this Agreement and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall survive the consummation of the transactions contemplated under this Agreement.

     N. FURTHER ASSURANCES. The Acquiring Fund and Selling Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated by this Agreement.

     O. BINDING NATURE OF AGREEMENT. As provided in the Selling Corporation's and Acquiring Corporation's Bylaws, as amended and supplemented to date, this Agreement was executed by the undersigned officers of the Selling Corporation, on behalf of the Selling Fund, and the Acquiring Corporation, on behalf of the Acquiring Fund, as officers and not individually. The obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the Selling Fund and Acquiring Fund. Moreover, no class or series of the Selling Corporation and Acquiring Corporation shall be liable for the obligations of any other classes or series of the Selling Corporation and Acquiring Corporation, respectively.

     P. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.


STRONG HERITAGE RESERVE SERIES, INC.,        STRONG MONEY MARKET FUND, INC.,
ON BEHALF OF STRONG INVESTORS MONEY FUND     ON BEHALF OF STRONG MONEY MARKET
                                             FUND
/s/ Susan A. Hollister                          /s/ Susan A. Hollister
----------------------------------------    -----------------------------------
Susan A. Hollister                          Susan A. Hollister
Vice President and Assistant Secretary      Vice President and Assistant
                                            Secretary


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